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                                                                    Exhibit 1(b)

     Articles Supplementary Classifying Shares of Authorized Capital Stock,

                and Creating an Additional Class of Common Stock

         MERRILL LYNCH LARGE CAP SERIES FUNDS, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion (3,000,000,000) shares of capital stock as follows:

         Series and Classes                   Number of Authorized Shares
         ------------------                   ---------------------------
         Merrill Lynch Large Cap Core Fund

              Class A Common Stock                         100,000,000
              Class B Common Stock                         200,000,000
              Class C Common Stock                         100,000,000
              Class D Common Stock                         100,000,000

         Merrill Lynch Large Cap Growth Fund

              Class A Common Stock                         100,000,000
              Class B Common Stock                         200,000,000
              Class C Common Stock                         100,000,000
              Class D Common Stock                         100,000,000

         Merrill Lynch Large Cap Value Fund

              Class A Common Stock                         100,000,000
              Class B Common Stock                         200,000,000
              Class C Common Stock                         100,000,000
              Class D Common Stock                         100,000,000

                                           Total:        1,500,000,000



         The remaining One Billion Five Hundred Million (1,500,000,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Million Dollars ($300,000,000).


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  2.     The Board of Directors of the Corporation, acting in accordance with
         Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph 3 of the Articles of Incorporation, hereby classifies Six Hundred Million (600,000,000) shares of authorized but undesignated capital stock of the Corporation as follows: Two Hundred Million (200,000,000) shares are classified as Class R Common Stock for Merrill Lynch Large Cap Core Fund; Two Hundred Million (200,000,000) shares are classified as Class R Common Stock for Merrill Lynch Large Cap Growth Fund; and Two Hundred Million (200,000,000) shares are classified as Class R Common Stock for Merrill Lynch Large Cap Value Fund.

  3. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class R Common Stock are as follows:

         The Class R Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

         (i) Expenses related to the distribution of the Class R Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

         (ii) Such distribution expenses borne solely by Class R Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

  4. After the reclassification of authorized shares, the Corporation will have the authority to issue Three Billion (3,000,000,000) shares of capital stock as follows:

         Series and Classes                     Number of Authorized Shares
         ------------------                     ---------------------------
         Merrill Lynch Large Cap Core Fund

              Class A Common Stock                 100,000,000
              Class B Common Stock                 200,000,000
              Class C Common Stock                 100,000,000
              Class D Common Stock                 100,000,000
              Class R Common Stock                 200,000,000

         Merrill Lynch Large Cap Growth Fund

              Class A Common Stock                 100,000,000
              Class B Common Stock                 200,000,000

                                       2

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              Class C Common Stock                 100,000,000
              Class D Common Stock                 100,000,000
              Class R Common Stock                 200,000,000

         Merrill Lynch Large Cap Value Fund

               Class A Common Stock                100,000,000
               Class B Common Stock                200,000,000
               Class C Common Stock                100,000,000
               Class D Common Stock                100,000,000
               Class R Common Stock                200,000,000

                                        Total:   2,100,000,000

         The remaining Nine Hundred Million (900,000,000) shares of authorized capital stock are not designated as to any series or class. After the classification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Million Dollars ($300,000,000).



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     IN WITNESS WHEREOF, MERRILL LYNCH LARGE CAP SERIES FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 9th day of December, 2002.

                                      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.


                                                By:     /s/ Terry K. Glenn
                                                        ------------------------
                                                        Terry K. Glenn
                                                        President

Attest:



/s/ Susan B. Baker
----------------------
Susan B. Baker
Secretary

         The undersigned, President of MERRILL LYNCH LARGE CAP SERIES FUNDS, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: December 9, 2002                         By:     /s/ Terry K. Glenn
                                                        ------------------------
                                                        Terry K. Glenn
                                                        President


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